EXHIBIT (23)A





                   CONSENT TO INCORPORATION BY REFERENCE


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 1995, on our audits of the consolidated financial statements and related financial statement schedule of Ecolab Inc. as of December 31, 1994, 1993, and 1992 and for the years ended December 31, 1994, 1993 and 1992, which reports are included or incorporated by reference in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to our firm as "experts" under Item 5, Interests of Named Experts and Counsel.




                                        /s/Coopers & Lybrand L.L.P.
                                        COOPERS & LYBRAND L.L.P.


     Saint Paul, Minnesota
     May 15, 1995